EXHIBIT 16.1

Michael F. Cronin, CPA

687 Lee Road, Ste 210 Rochester, NY 14606	407-754-7027 email mikeccpa@aol.com	1574 Eagle Nest Circle Winter Springs, FL 32708

Securities and Exchange Commission

100 F Street, NW

Washington DC 20549-7561

Gentlemen:

I have read Item 4.01 of Locan, Inc. (the “Company”) Form 8-K dated October 26, 2012, and am in agreement with the statements relating only to me contained therein.  I have no basis to agree or disagree with other statements of the Company contacted therein.

Sincerely,

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant NY, FL